STRUCTURAL AND COLLATERAL TERM SHEET

GSAA 2006-S1 TERM SHEET

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the “Prospectus”)) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://sec.gov/Archives/edgar/data/807641/000091412106000903/gs886094-s3.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

$317,089,000
Approximate(1) (4)
GSAA 2006-S1
GS Mortgage Securities Corp., Depositor
Mortgage Pass-Through Certificates

Overview of the Offered Certificates

Offered Certificates	Approximate Principal Balance(1)(4)	Expected Credit Support(6)	Initial Pass-Through Rate(5)	Fixed / Floating	Estimated Avg. Life (yrs)(2)	Principal Payment Window(2)(3)	Expected Moody’s/S&P Ratings
I-A-1	$241,504,000	27.95%	LIBOR + [ ]%	Floating	1.31	01/07 - 05/12	Aaa/AAA
I-A-IO	Notional Amount(7)	N/A	6.00%	Fixed	N/A	N/A	Aaa/AAA
I-M-1	$33,184,000	18.05%	LIBOR + [ ]%	Floating	5.22	04/11 - 05/12	Aa1/AA
I-M-2	$6,536,000	16.10%	LIBOR + [ ]%	Floating	4.55	01/11 - 05/12	Aa2/AA-
I-M-3	$15,251,000	11.55%	LIBOR + [ ]%	Floating	4.32	08/10 - 05/12	A1/A
I-M-4	$5,531,000	9.90%	LIBOR + [ ]%	Floating	4.16	06/10 - 05/12	A2/A-
I-M-5	$5,698,000	8.20%	[ ]%	Fixed	4.09	05/10 - 05/12	Baa1/BBB+
I-M-6	$4,190,000	6.95%	[ ]%	Fixed	4.05	04/10 - 05/12	Baa2/BBB
I-M-7	$5,195,000	5.40%	[ ]%	Fixed	4.01	03/10 - 05/12	Baa3/BBB-
Total	$317,089,000

Non-Offered Certificates

I-B-1	$4,190,000	4.15%	[ ]%	Fixed	N/A	N/A	Ba1/BB+

(1)
The principal balances of the Offered Certificates and the Class I-B-1 Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Statistical Calculation Date rolled one month at 15% CPR.

(2)	Assuming payment based on the pricing speeds outlined in “Key Terms - Pricing Prepayment Assumption” and to a 10% Clean-up Call on all Offered Certificates.
(3)	The last scheduled distribution date for the Offered Certificates is the Distribution Date in January 2037.
(4)	The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 10%.
(5)	See the “Structure of the Offered Certificates” section of this Term Sheet for more information on the pass-through rates of the Offered Certificates.
(6)	Overcollateralization will equal 4.15% as of the closing date.
(7)
The Class I-A-IO Certificates pay interest only based on a notional amount. The notional amount will decrease over time according to a schedule described under “Class I-A-IO Notional Amount” below. Interest on the Class I-A-IO Certificates will be paid at a rate of 6.00% based on the Class I-A-IO Notional Amount.

Selected Mortgage Pool Data (8)

Aggregate
Scheduled Principal Balance:	$339,904,199
Number of Mortgage Loans:	6,315
Average Scheduled Principal Balance:	$53,825
Weighted Average Gross Coupon:	11.169%
Weighted Average Net Coupon(9):	10.659%
Weighted Average Original FICO Score:	693
% Second Lien Loans:	99.92%
Weighted Average Combined Original LTV Ratio:	95.80%
Weighted Average Stated Remaining Term (months):	262
Weighted Average Seasoning (months):	5
% Fixed-Rate Loans:	100.00%
% Full Doc Loans:	22.17%
% Purchase Loans:	70.36%
% Primary Occupancy Loans:	81.91%
% Single Family Loans and PUD Loans:	87.54%
State with Highest Representation:	CA - 21.76%

(8)	All percentages of mortgage loans calculated herein are percentages of their scheduled principal balances as of the Statistical Calculation Date.
(9)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Features of the Transaction

•
The description of the mortgage loans and certificates contained in this term sheet, including references to transaction parties and defined terms, solely relates to the portion of the trust related to the group I loans. The Offered Certificates described in this term sheet are not entitled to any distributions from the group II loans, and the certificates related to the group II loans are not entitled to any distributions from the group I loans.

•
The mortgage loans in the transaction primarily consist of fixed rate, second lien residential mortgage loans (the “Mortgage Loans”) originated or acquired by M&T Bank (“M&T”)(18.53%), DHI Mortgage Company (“DHI”)(15.49%), Residential Funding Corporation (RFC)(13.96%), Southstar Funding Corp.(“Southstar”)(12.50%), Quicken Loans, Inc. (10.77%), Alliance Bancorp (“Alliance”)(10.18%) and 26 other sellers which make up approximately 18.58% of the entire pool, each less than 10%.

•
Credit support for the certificates will be provided through a senior/subordinate structure, with initial and target overcollateralization of 4.15%, the yield maintenance agreement, a swap agreement and excess spread.

•	The mortgage loans will be serviced by Ocwen Loan Servicing, LLC (“Ocwen”)(97.73%) and Avelo Mortgage, L.L.C. (“Avelo”)(2.27%). Wells Fargo Bank, N.A. (“Wells Fargo”) will be the master servicer.

•
None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as “high cost” loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

•
Beginning on the distribution date occurring in April 2007, the certificates will benefit from a swap agreement with an initial swap notional amount of approximately $248,313,049. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the supplemental interest trust will be obligated to pay an amount equal to the product of (x) a fixed rate equal to [4.90]% per annum, (y) the swap notional amount as set forth below for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period (as defined in the swap agreement) and the denominator of which is 360, and the supplemental interest trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR, as determined pursuant to the swap agreement, for the related calculation period, (y) the swap notional amount as set forth below for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

•
Beginning on the distribution date occurring in April 2007, the certificates will benefit from a yield maintenance agreement with an initial notional amount of approximately $28,219,395. Under the yield maintenance agreement, on each Distribution Date prior to the termination of the yield maintenance agreement, the trust will be entitled to receive from the Yield Maintenance Agreement Provider an amount equal to a per annum rate of the excess, if any, of (i) one-month LIBOR (on an actual/360 basis) over (ii) 5.50%, on the lesser of (a) the aggregate class certificate balance of the LIBOR Certificates less the swap notional amount for that distribution date and (b) the cap notional amount for that distribution date.

•	The transaction will be modeled on INTEX as “GSAA06S01” and on Bloomberg as “GSAA 06-S1”.

•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table

Expected Closing Date:	December 20, 2006

Cut-off Date:	December 1, 2006

Statistical Calculation Date:	November 1, 2006

Expected Pricing Date:	Week of December 11, 2006

First Distribution Date:	January 25, 2007

Key Terms

Offered Certificates:	Class I-A Certificates and Class I-M Certificates

LIBOR Certificates:	Class I-A-1, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates

Fixed Rate Certificates:	Class I-A-IO, Class I-M-5, Class I-M-6, Class I-M-7, and Class I-B-1 Certificates

Interest-Only Certificates:	Class I-A-IO

Class I-A Certificates:	Class I-A-1, Class I-A-IO

Class I-M Certificates:	Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6 and Class I-M-7 Certificates

Class I-B Certificates:	Class I-B-1 Certificates

Depositor:	GS Mortgage Securities Corp.

Lead Manager:	Goldman, Sachs & Co.

Servicers:	Ocwen Loan Servicing, LLC and Avelo Mortgage, L.L.C.

Master Servicer:	Wells Fargo Bank, N.A.

Trustee and Supplemental Interest Trust Trustee:	Deutsche Bank National Trust Company

Swap Agreement Provider:	TBD

Yield Maintenance Agreement Provider:	TBD

Servicing Fee Rate:	50 bps

Master Servicing Fee Rate:	No more than 1 bp

Expense Fee:	The aggregate of the Servicing Fee at the Servicing Fee Rate and the Master Servicing Fee at the Master Servicing Fee Rate

Expense Fee Rate:	The sum of the Servicing Fee Rate and the Master Servicing Fee Rate

Distribution Date:	25th day of the month or the following Business Day

Mortgage Loans:	The trust will consist of fixed rate, second lien residential mortgage loans

Record Date:	For any Distribution Date, the last Business Day of the related Interest Accrual Period

Delay Days:	0 day delay on the LIBOR Certificates, 24 day delay on the Fixed Rate Certificates

Day Count:	Actual/360 basis for the LIBOR Certificates, 30/360 basis for the Fixed Rate Certificates

Prepayment Period:	With respect to both Ocwen and Avelo, the calendar month prior to the Distribution Date.

Due Period:
The period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs

Interest Accrual Period:
For the LIBOR Certificates, from the prior Distribution Date to the day prior to the current Distribution Date, except for the initial accrual period for which interest will accrue from the Closing Date. For the Fixed Rate Certificates, from and including the first day of the month prior to the month in which the current Distribution Date occurs to and including the last day of such month.

Pricing Prepayment Assumption:	CPR starting at 15% CPR in the first month of the mortgage loan (i.e. loan age) and increasing to 35% CPR in month 12 (an approximate 1.818% increase per month), and remaining at 35% CPR thereafter

Excess Spread:
The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Offered Certificates and Class I-B-1 Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date:

Initial Gross WAC: (1)	11.169%
Less Expense Fee Rate:	0.510%
Net WAC: (1)	10.659%
Less Initial Wtd. Avg. Certificate Coupon (Approx.): (2)	8.064%
Initial Excess Spread: (1)	2.595%

(1) This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

(2) Assumes 1-month LIBOR equal to 5.350%, initial marketing spreads and a 30-day month. This amount will vary on each distribution date based on changes to the weighted average pass-through rates on the Offered Certificates and Class I-B-1 Certificates and as well as any changes in day count.

Servicer Advancing:	Each Servicer will make certain advances of principal and interest, subject to recoverability, on the related mortgage loans

Compensating Interest:
Each Servicer will pay compensating interest up to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans resulting from principal prepayments in full on the Mortgage Loans during the related Prepayment Period and (B) 50 bps per annum on the aggregate principal balance of the related Mortgage loans at the beginning of each related Due Period

Optional Clean-up Call:	The transaction has a 10% Optional Clean-up Call

Rating Agencies:	Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc. and Moody’s Investor’s Service, Inc. will each rate all of the Offered Certificates

Minimum Denomination:	$25,000 with regard to each of the Offered Certificates

Legal Investment:	It is anticipated that the Offered Certificates will not be SMMEA eligible

ERISA Eligible:
It is expected that the Offered Certificates may be purchased by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain conditions. Prior to the termination of the supplemental interest trust, the purchase of Offered Certificates by a Plan must meet the requirements of an investor-based prohibited transaction class exemption, as described in the prospectus.

Tax Treatment:	Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

The discussion contained in this term sheet as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written to support the promotion of marketing of the transactions or matters addressed in this term sheet. You should seek advice based on your circumstances form an independent tax advisor.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including the prospectus with the SEC for the offering to which this communication relates). Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the Prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
http://sec.gov/Archives/edgar/data/807641/000091412106000903/gs886094-s3.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Structure of the Offered Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the definition of “Principal Distributions on the Offered Certificates”. Prior to the Stepdown Date all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates and the Class I-B-1 Certificates as described herein. On or after the Stepdown Date, so long as no Trigger Event is in effect, the Offered Certificates and the Class I-B-1 Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest, amounts in the supplemental interest trust and amounts received from the yield maintenance agreement will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap (as described below). Interest on the Class I-A-IO Certificates will be paid monthly at a rate of 6.00% based on a notional amount. Interest will be paid monthly, on all of the Fixed Rate Certificates, at a specified rate that will step up after the Optional Clean-up Call date. Interest paid on the Class I-M-5, Class I-M-6, Class I-M-7, and Class I-B-1 Certificates will be subject to the WAC Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest. Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Any reductions in the Pass-Through Rate on the LIBOR certificates and the Class I-M-5, Class I-M-6, Class I-M-7 and Class I-B-1 Certificates attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap) as described below and will be payable after payment of all required principal payments on such future distribution dates, and in the case of the LIBOR Certificates, after payments of carry forward amounts and amounts used to maintain or restore the required amount of overcollateralization made from amounts received under the yield maintenance agreement or the swap agreement.

Definitions

Credit Enhancement. The Offered Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 4.15% overcollateralization (funded upfront) (after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 8.30% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date), (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and (4) a swap and yield maintenance agreement.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date. The earlier of (A) the date on which the aggregate class certificate balance of the Class I-A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in January 2010; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class I-A Certificates is greater than or equal to 55.90%.

Class	Target Subordination Percentage(1)	Stepdown Date Percentage
I-A	27.95%	55.90%
I-M-1	18.05%	36.10%
I-M-2	16.10%	32.20%
I-M-3	11.55%	23.10%
I-M-4	9.90%	19.80%
I-M-5	8.20%	16.40%
I-M-6	6.95%	13.90%
I-M-7	5.40%	10.80%
I-B-1	4.15%	8.30%
(1)Includes Target Overcollateralization amount

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 14.31% of the prior period’s senior Credit Enhancement Percentage (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Distribution Dae	Cumulative Realized Loss Percentage:
January 2009 - December 2009	2.90% for the first month, plus an additional 1/12th of 2.85% for each month thereafter
January 2010- December 2010	5.75% for the first month, plus an additional 1/12th of 2.20% for each month thereafter
January 2011 - December 2011	7.95% for the first month, plus an additional 1/12th of 1.20% for each month thereafter
January 2012 - December 2012	9.15% for the first month, plus an additional 1/12th of 0.55%for each month thereafter
January 2013 and thereafter	9.70%

Step-up Coupons. For the LIBOR Certificates the margin will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class I-A-1 Certificates will increase to 2 times the margin at issuance and the margin for the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates will increase to 1.5 times the margin at issuance. For the Fixed Rate Certificates, the coupon will increase by 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised.

Class I-A-1 Pass-Through Rate. The Class I-A-1 Certificates will accrue interest at a at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-M-1 Pass-Through Rate. The Class I-M-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-M-2 Pass-Through Rate. The Class I-M-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-M-3 Pass-Through Rate. The Class I-M-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-M-4 Pass-Through Rate. The Class I-M-4 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-M-5 Pass-Through Rate. The Class I-M-5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-M-6 Pass-Through Rate. The Class I-M-6 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-M-7 Pass-Through Rate. The Class I-M-7 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-B-1 Pass-Through Rate. The Class I-B-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) [ ]% (plus 0.50% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class I-A-IO Pass-Through Rate. The Class I-A-IO Certificates will accrue interest at a per annum interest rate equal to the lesser of (a) 6.00% and (b) the WAC Cap. The Class I-A-IO will accrue interest for each Interest Accrual Period related to a Distribution Date prior to the Distribution Date in June 2008, thereafter the Class I-A-IO Certificates will not accrue interest and the Class I-A-IO Certificates will not be entitled to interest payments.

Class I-A-IO Notional Amount. Solely for the purpose of determining distributions of interest on the Class I-A-IO Certificates, the Class I-A-IO Certificates will have a notional amount (the “Class I-A-IO Notional Amount”) as of any distribution date equal to the lesser of (a) the aggregate scheduled principal balance of the Mortgage Loans for such distribution date and (b) the amount as set forth in the schedule below.

Distribution Period (Months)	Class I-A-IO Scheduled Notional Amount ($)
1	147,920,000
2	147,920,000
3	147,920,000
4	98,613,000
5	98,613,000
6	98,613,000
7	49,307,000
8	49,307,000
9	49,307,000
10	39,445,000
11	39,445,000
12	39,445,000
13	24,653,000
14	24,653,000
15	24,653,000
16	19,723,000
17	19,723,000
18	19,723,000
19	0

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) (x) with respect to the LIBOR Certificates, 30 divided by the actual number of days in the applicable Interest Accrual Period and (y) with respect to the Fixed Rate Certificates, 1, and (ii) (x) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, less (y) the sum of (a) with respect to each class of certificates other than the Class I-A-IO Certificates, the amount of interest accrued on the Class I-A-IO Certificates for such distribution date, divided by the total collateral balance, multiplied by 12, and (b) solely with respect to calculating the WAC Cap for the LIBOR Certificates, (I)(A) net swap payments out of the trust, if any, and certain swap termination payments owed to the Swap Provider, if any, divided by (B) the class certificate balance of the LIBOR Certificates at the beginning of the related Due Period multiplied by (II) 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates and the Fixed Rate Certificates, a Basis Risk Carry Forward Amount for each class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such Certificates’ applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class of certificates’ applicable pass-through rate (without regard to the WAC Cap). In the event any class of the Offered Certificates and Class I-B-1 Certificates are no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of the Offered Certificates or Class I-B-1 Certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate, as reduced by that class’ share of net prepayment interest shortfalls and, to the extent not covered by excess interest on the Mortgage Loans for the related Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes). For the Fixed Rate Certificates, the amount of interest accrued on any Distribution Date, from and including the first day of the month prior to the month in which the current Distribution Date occurs to and including the last day of such month on the related class certificate balance or notional amount, as reduced by that class’ share of net prepayment interest shortfalls and, to the extent not covered by excess interest on the Mortgage Loans for the related Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Interest Remittance Amount on the Offered Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee, net swap payments out of the trust and certain swap termination payments owed to the Swap Provider, if any.

Principal Remittance Amount. On any Distribution Date, the sum of

(i)
all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the servicer remittance date,

(ii)
the principal portion of all partial prepayments received during the month prior to the month during which such Distribution Date occurs, and full prepayments received during the Prepayment Period applicable to which such Distribution Date occurs,

(iii)	the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

(iv)
the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, and that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date,

(v)	the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

(vi)	the principal portion of the termination price if the Optional Clean-up Call is exercised.

Principal Distribution Amount. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee and plus (A) the net swap receipts into the trust, if any (to the extent provided in clause (iii) of “Supplemental Interest Trust” below), and (B) any payment from the yield maintenance agreement (to the extent provided in clause (iii) of “Supplemental Interest Trust” below), if any, and less (C) net swap payments and certain swap termination payments out of the trust, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Offered Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Net Monthly Excess Cashflow. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all distributions under the headings “Interest Distributions on the Certificates” and “Principal Distributions on the Certificates” below.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards together with accrued and unpaid interest therein, net of amounts reimbursable to the related Servicer for the related advances in respect of such Mortgage Loan.

Class I-A-1 Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate class certificate balance of the Class I-A-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 44.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class I-M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date) and (B) the class certificate balance of the Class I-M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 63.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class I-M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class I-M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 67.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class I-M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), and (D) the class certificate balance of the Class I-M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 76.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class I-M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such Distribution Date), and (E) the class certificate balance of the Class I-M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 80.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class I-M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such Distribution Date), and (F) the class certificate balance of the Class I-M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 83.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class I-M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such Distribution Date), and (G) the class certificate balance of the Class I-M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 86.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class I-M-7 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such Distribution Date)and (H) the class certificate balance of the Class I-M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 89.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class I-B-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such Distribution Date), (H) the class certificate balance of the Class I-M-7 Certificates (after taking into account the payment of the Class I-M-7 Principal Distribution Amount on such Distribution Date)and (I) the class certificate balance of the Class I-B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 91.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Distributions on the Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i)
from the Interest Remittance Amount concurrently, to the Class I-A-1 Certificates and Class I-A-IO Certificates, on a pro rata basis, based on their respective entitlements, the Accrued Certificate Interest and the unpaid interest amount for those classes,

(ii)	from any remaining Interest Remittance Amount to the Class I-M Certificates, sequentially, in ascending numerical order, the Accrued Certificate Interest each for such class, and

(iii)	from any remaining Interest Remittance Amount to the Class I-B-1 Certificates the Accrued Certificate Interest for such class.

Principal Distributions on the Certificates. On each Distribution Date (A) prior to the Stepdown Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)	to the Class I-A-1 Certificates, until the class certificate balance has been reduced to zero,

(ii)	to the Class I-M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero, and

(iii)	to the Class I-B-1 Certificates until the class certificate balance has been reduced to zero.

On each Distribution Date (A) on or after the Stepdown Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)	to the Class I-A-1 Certificates the lesser of the Principal Distribution Amount and the Class I-A-1 Principal Distribution Amount,

(ii)
to the Class I-M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class I-A Certificates in clause (i) above and (y) the Class I-M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iii)
to the Class I-M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class I-A Certificates in clause (i) above and to the Class I-M-1 Certificates in clause (ii) above and (y) the Class I-M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iv)
to the Class I-M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class I-A Certificates in clause (i) above, to the Class I-M-1 Certificates in clause (ii) above and to the Class I-M-2 Certificates in clause (iii) above and (y) the Class I-M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v)
to the Class I-M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class I-A Certificates in clause (i) above, to the Class I-M-1 Certificates in clause (ii) above, to the Class I-M-2 Certificates in clause (iii) above and to the Class I-M-3 Certificates in clause (iv) above and (y) the Class I-M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi)
to the Class I-M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class I-A Certificates in clause (i) above, to the Class I-M-1 Certificates in clause (ii) above, to the Class I-M-2 Certificates in clause (iii) above, to the Class I-M-3 Certificates in clause (iv) above and to the Class I-M-4 Certificates in clause (v) above and (y) the Class I-M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vii)
to the Class I-M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class I-A Certificates in clause (i) above, to the Class I-M-1 Certificates in clause (ii) above, to the Class I-M-2 Certificates in clause (iii) above, to the Class I-M-3 Certificates in clause (iv) above, to the Class I-M-4 Certificates in clause (v) above and to the Class I-M-5 Certificates in clause (vi) above and (y) the Class I-M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(viii)
to the Class I-M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class I-A Certificates in clause (i) above, to the Class I-M-1 Certificates in clause (ii) above, to the Class I-M-2 Certificates in clause (iii) above, to the Class I-M-3 Certificates in clause (iv) above, to the Class I-M-4 Certificates in clause (v) above, to the Class I-M-5 Certificates in clause (vi) above and to the Class I-M-6 Certificates in clause (vii) above and (y) the Class I-M-7 Principal Distribution Amount, until their class certificate balance has been reduced to zero, and

(ix)
to the Class I-B-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class I-A Certificates in clause (i) above, to the Class I-M-1 Certificates in clause (ii) above, to the Class I-M-2 Certificates in clause (iii) above, to the Class I-M-3 Certificates in clause (iv) above, to the Class I-M-4 Certificates in clause (v) above, to the Class I-M-5 Certificates in clause (vi) above, to the Class I-M-6 Certificates in clause (vii) above, to the Class I-M-7 Certificates in clause (viii) above, and (y) the class I-B-1 Principal Distribution Amount until their class certificate balance has been reduced to zero.

Supplemental Interest Trust and Yield Maintenance Agreement. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date, and the net swap receivable from the Swap Provider for such Distribution Date and any swap termination payments owed to the Swap Provider or received from the Swap Provider.

Funds received from the Supplemental Interest Trust and yield maintenance agreements on a Distribution Date will be distributed on each Distribution Date in the following order of priority:

(i)	to the Swap Provider, any net swap payments and certain swap termination payment (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii)	to the LIBOR certificateholders, to pay interest according to sections (i) and (ii) of the “Interest Distributions on the Certificates” section, to the extent unpaid from other available funds,

(iii)
to the offered certificateholders and Class I-B-1 Certificateholders, to pay principal according to the section “Principal Distributions on the Certificates,” but only to the extent necessary to cause the overcollateralization to be maintained or restored to the required overcollateralization amount as a result of current period or prior period Realized losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv)
to the LIBOR certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section “Allocation of Net Monthly Excess Cashflow” to the extent unpaid from other available funds,

(v)	to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vi)	to the holders of the Class X Certificates, any remaining amounts.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

(i)	sequentially, in ascending numerical order, to the Class I-M and Class I-B Certificates, any unpaid interest amount for each such class,

(ii)
sequentially, first, to the Class I-A-1 and Class I-A-IO Certificates concurrently, on a pro rata basis, and then to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, and Class I-B-1 Certificates any Basis Risk Carry Forward Amount for such classes for such distribution date, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts, and in the case of the LIBOR Certificates, after taking into account any payments applied from the Supplemental Interest Trust and the Yield Maintenance Agreement,

(iii)	certain swap termination payments to the Supplemental Interest Trust,

(iv)	to the holders of the Class X Certificates those amounts as set forth in the pooling and servicing agreement and,

(v)	to the holders of the Class R Certificates, any remaining amount.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute, and any prepayment interest shortfalls not covered by Compensating Interest will be allocated first to reduce the amounts of interest otherwise distributable on the Class X Certificates, and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates and Class I-B-1 Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the Offered Certificates and Class I-B-1 Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Allocation of Realized Losses. If on any Distribution Date, after giving effect to all distributions of principal and allocations of payments from the Supplemental Interest Trust and Yield Maintenance Agreement to pay principal as described above, the aggregate class certificate balance of the Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans for that Distribution Date, the class certificate balance of the applicable Class I-M Certificates and Class I-B-1 Certificates will be reduced, in inverse order of seniority (beginning with the Class I-B-1 Certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. Losses will not be allocated to the Class I-A-1 Certificates until the last scheduled Distribution Date. This reduction of a class certificate balance for realized losses is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of certificates, its class certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the class certificate balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the class certificate balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the unpaid realized loss amount for the applicable class of Class I-M Certificates or Class I-B-1 Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Remaining Prepayment Penalty Term by Product Type(1)(2)

Product	No Penalty	1-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	Total
5 Yr Fixed	$20,106	$0	$0	$0	$0	$0	$20,106
10 Yr Fixed	242,798	0	0	0	0	0	242,798
15 Yr Fixed	9,446,251	88,978	41,855	1,636,397	0	0	11,213,481
15 Yr Fixed IO	199,000	194,050	0	99,349	0	0	492,398
20 Yr Fixed	1,836,519	0	17,715	409,610	0	0	2,263,844
20 Yr Fixed IO	29,450	0	0	0	0	0	29,450
25 Yr Fixed	678,730	61,418	0	292,504	0	0	1,032,652
25 Yr Fixed IO	9,536,659	748,527	210,095	1,146,149	0	0	11,641,431
30 Yr Fixed	118,311,353	4,216,060	5,136,785	18,287,355	0	0	145,951,554
30 Yr Fixed IO	5,038,871	171,350	258,750	3,081,800	0	42,839	8,593,610
Fixed Balloon 30/15	150,128,881	1,840,619	1,568,281	4,063,258	0	312,404	157,913,444
Fixed Balloon 30/15 IO	509,430	0	0	0	0	0	509,430
Total:	$295,978,050	$7,321,003	$7,233,482	$29,016,422	$0	$355,243	$339,904,199

Product	No Penalty	1-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months
5 Yr Fixed	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
10 Yr Fixed	100.00	0.00	0.00	0.00	0.00	0.00
15 Yr Fixed	84.24	0.79	0.37	14.59	0.00	0.00
15 Yr Fixed IO	40.41	39.41	0.00	20.18	0.00	0.00
20 Yr Fixed	81.12	0.00	0.78	18.09	0.00	0.00
20 Yr Fixed IO	100.00	0.00	0.00	0.00	0.00	0.00
25 Yr Fixed	65.73	5.95	0.00	28.33	0.00	0.00
25 Yr Fixed IO	81.92	6.43	1.80	9.85	0.00	0.00
30 Yr Fixed	81.06	2.89	3.52	12.53	0.00	0.00
30 Yr Fixed IO	58.64	1.99	3.01	35.86	0.00	0.50
Fixed Balloon 30/15	95.07	1.17	0.99	2.57	0.00	0.20
Fixed Balloon 30/15 IO	100.00	0.00	0.00	0.00	0.00	0.00
Total:	87.08%	2.15%	2.13%	8.54%	0.00%	0.10%

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2) Totals may not add due to rounding.

Class I-A-IO Price Yield Table

• The Pricing Prepayment Assumptions (as defined on page 4)

• Modified Duration of 0.50 with price at 3.4274

Price (%)	Yield (%)
3.4461	4.50
3.4414	4.75
3.4367	5.00
3.4320	5.25
3.4274	5.50
3.4227	5.75
3.4181	6.00
3.4135	6.25
3.4089	6.50

Breakeven CDR Table for the Class I-M Certificates

The assumptions for the breakeven CDR table below are as follows:

• The Pricing Prepayment Assumption (as defined on page 4 above) is applied

• 1-month LIBOR curve (as of close on December 7, 2006) are used

• 100% loss severity

• There is a 6 month lag in recoveries

• Run with triggers failing

• Run to maturity with collateral losses calculated through the life of the applicable bond

• Certificates are priced at par, except for I-M-5, I-M-6, and I-M-7 priced at 99.8704, 99.0196 and 95.4260 respectively.
		First Dollar of Loss	LIBOR Flat	0% Return
Class I-M-1	CDR (%)	13.18	13.36	14.98
	Yield (%)	5.2373	4.8306	0.0180
	WAL	5.54	5.66	5.72
	Modified Duration	4.71	4.75	5.12
	Principal Window	46 - 358	46 - 358	50 - 358
	Principal Writedown	59,535.56 (0.18%)	1,076,346.58 (3.24%)	10,024,557.24 (30.21%)
	Total Collat Loss	85,511,586.51 (25.51%)	86,449,348.82 (25.79%)	94,671,643.60 (28.24%)
Class I-M-2	CDR (%)	12.04	12.09	12.55
	Yield (%)	5.3266	4.9530	0.0346
	WAL	8.56	8.71	8.48
	Modified Duration	6.75	6.80	7.32
	Principal Window	81 - 358	82 - 358	93 - 358
	Principal Writedown	62,388.82 (0.95%)	349,948.96 (5.35%)	2,999,358.04 (45.89%)
	Total Collat Loss	79,455,037.35 (23.70%)	79,725,010.39 (23.79%)	82,189,922.06 (24.52%)
Class I-M-3	CDR (%)	9.50	9.66	10.50
	Yield (%)	5.5286	4.8648	0.0543
	WAL	7.53	7.69	7.31
	Modified Duration	6.04	6.11	6.63
	Principal Window	68 - 358	69 - 358	77 - 358
	Principal Writedown	80,541.48 (0.53%)	1,063,578.09 (6.97%)	6,199,668.06 (40.65%)
	Total Collat Loss	65,186,224.33 (19.45%)	66,118,371.68 (19.73%)	70,936,851.78 (21.16%)
Class I-M-4	CDR (%)	8.59	8.68	9.05
	Yield (%)	5.7099	4.9314	0.0261
	WAL	9.58	9.74	8.90
	Modified Duration	7.26	7.35	7.88
	Principal Window	92 - 358	94 - 358	107 - 358
	Principal Writedown	50,163.72 (0.91%)	582,248.25 (10.53%)	2,850,194.60 (51.53%)
	Total Collat Loss	59,794,656.59 (17.84%)	60,334,816.48 (18.00%)	62,539,380.90 (18.66%)
Class I-M-5	CDR (%)	7.65	N/A	8.20
	Yield (%)	7.2278		0.1372
	WAL	9.70		8.59
	Modified Duration	6.74		7.32
	Principal Window	93 - 358		113 - 358
	Principal Writedown	46,893.80 (0.82%)		3,463,189.73 (60.78%)
	Total Collat Loss	54,059,337.25 (16.13%)		57,436,018.69 (17.14%)
Class I-M-6	CDR (%)	7.01	N/A	7.41
	Yield (%)	7.3210		0.1954
	WAL	10.46		9.04
	Modified Duration	7.08		7.57
	Principal Window	102 - 358		124 - 358
	Principal Writedown	69,495.37 (1.66%)		2,700,588.75 (64.45%)
	Total Collat Loss	50,053,924.74 (14.93%)		52,567,035.17 (15.68%)
Class I-M-7	CDR (%)	6.27	N/A	6.73
	Yield (%)	7.8816		0.2319
	WAL	10.21		8.59
	Modified Duration	6.88		7.49
	Principal Window	99 - 358		122 - 358
	Principal Writedown	51,206.06 (0.99%)		3,349,599.16 (64.48%)
	Total Collat Loss	45,317,215.80 (13.52%)		48,275,159.61 (14.40%)

Floating Rate Bonds WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) day count convention of actual/360 is applied and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. The Effective WAC Cap includes cashflow from the Supplemental Interest Trust and Yield Maintenance Agreement weighted by the class certificate balance of the LIBOR Certificates and 1-month LIBOR remains constant at 20.00%. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

Period	Distribution Date	WAC Cap (%)	Effective WAC CAP (%)	Period	Distribution Date	WAC CAP (%)	Effective WAC Cap (%)	Period	Distribution Date	WAC CAP (%)	Effective WAC Cap (%)
1	Jan-07	6.68	6.68	49	Jan-11	10.32	25.03	97	Jan-15	10.34	10.34
2	Feb-07	7.69	7.69	50	Feb-11	10.32	25.02	98	Feb-15	10.34	10.34
3	Mar-07	8.44	8.44	51	Mar-11	11.43	26.12	99	Mar-15	11.44	11.44
4	Apr-07	8.47	23.51	52	Apr-11	10.32	25.01	100	Apr-15	10.34	10.34
5	May-07	8.69	23.71	53	May-11	10.67	25.35	101	May-15	10.68	10.68
6	Jun-07	8.35	23.35	54	Jun-11	10.32	25.01	102	Jun-15	10.34	10.34
7	Jul-07	9.61	24.60	55	Jul-11	10.67	25.35	103	Jul-15	10.68	10.68
8	Aug-07	9.26	24.24	56	Aug-11	10.33	25.00	104	Aug-15	10.34	10.34
9	Sep-07	9.22	24.19	57	Sep-11	10.33	24.99	105	Sep-15	10.34	10.34
10	Oct-07	9.72	24.68	58	Oct-11	10.67	25.34	106	Oct-15	10.68	10.68
11	Nov-07	9.37	24.32	59	Nov-11	10.33	24.99	107	Nov-15	10.34	10.34
12	Dec-07	9.65	24.58	60	Dec-11	10.67	25.33	108	Dec-15	10.68	10.68
13	Jan-08	9.68	24.60	61	Jan-12	10.33	10.33	109	Jan-16	10.34	10.34
14	Feb-08	9.66	24.56	62	Feb-12	10.33	10.33	110	Feb-16	10.34	10.34
15	Mar-08	10.30	25.19	63	Mar-12	11.04	11.04	111	Mar-16	11.05	11.05
16	Apr-08	9.75	24.63	64	Apr-12	10.33	10.33	112	Apr-16	10.34	10.34
17	May-08	10.06	24.92	65	May-12	10.67	10.67	113	May-16	10.68	10.68
18	Jun-08	9.71	24.56	66	Jun-12	10.33	10.33	114	Jun-16	10.34	10.34
19	Jul-08	10.66	25.50	67	Jul-12	10.67	10.67	115	Jul-16	10.69	10.69
20	Aug-08	10.32	25.15	68	Aug-12	10.33	10.33	116	Aug-16	10.34	10.34
21	Sep-08	10.32	25.13	69	Sep-12	10.33	10.33	117	Sep-16	10.34	10.34
22	Oct-08	10.66	25.47	70	Oct-12	10.67	10.67	118	Oct-16	10.69	10.69
23	Nov-08	10.32	25.11	71	Nov-12	10.33	10.33	119	Nov-16	10.34	10.34
24	Dec-08	10.66	25.47	72	Dec-12	10.67	10.67	120	Dec-16	10.69	10.69
25	Jan-09	10.32	25.14	73	Jan-13	10.33	10.33
26	Feb-09	10.32	25.16	74	Feb-13	10.33	10.33
27	Mar-09	11.43	26.27	75	Mar-13	11.44	11.44
28	Apr-09	10.32	25.16	76	Apr-13	10.33	10.33
29	May-09	10.66	25.50	77	May-13	10.67	10.67
30	Jun-09	10.32	25.16	78	Jun-13	10.33	10.33
31	Jul-09	10.66	25.50	79	Jul-13	10.67	10.67
32	Aug-09	10.32	25.15	80	Aug-13	10.33	10.33
33	Sep-09	10.32	25.15	81	Sep-13	10.33	10.33
34	Oct-09	10.67	25.49	82	Oct-13	10.68	10.68
35	Nov-09	10.32	25.15	83	Nov-13	10.33	10.33
36	Dec-09	10.67	25.49	84	Dec-13	10.68	10.68
37	Jan-10	10.32	25.15	85	Jan-14	10.33	10.33
38	Feb-10	10.32	25.13	86	Feb-14	10.33	10.33
39	Mar-10	11.43	26.22	87	Mar-14	11.44	11.44
40	Apr-10	10.32	25.09	88	Apr-14	10.33	10.33
41	May-10	10.67	25.42	89	May-14	10.68	10.68
42	Jun-10	10.32	25.06	90	Jun-14	10.33	10.33
43	Jul-10	10.67	25.40	91	Jul-14	10.68	10.68
44	Aug-10	10.32	25.05	92	Aug-14	10.33	10.33
45	Sep-10	10.32	25.04	93	Sep-14	10.33	10.33
46	Oct-10	10.67	25.38	94	Oct-14	10.68	10.68
47	Nov-10	10.32	25.03	95	Nov-14	10.33	10.33
48	Dec-10	10.67	25.37	96	Dec-14	10.68	10.68

Class I-M-5, Class I-M-6, and Class I-M-7 Certificates WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) day count convention of 30/360 is applied and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

Period	Distribution Date	WAC Cap (%)	Period	Distribution Date	WAC CAP (%)	Period	Distribution Date	WAC CAP (%)
1	Jan-07	8.01	49	Jan-11	10.67	97	Jan-15	10.68
2	Feb-07	7.95	50	Feb-11	10.67	98	Feb-15	10.68
3	Mar-07	7.87	51	Mar-11	10.67	99	Mar-15	10.68
4	Apr-07	8.75	52	Apr-11	10.67	100	Apr-15	10.68
5	May-07	8.69	53	May-11	10.67	101	May-15	10.68
6	Jun-07	8.63	54	Jun-11	10.67	102	Jun-15	10.68
7	Jul-07	9.61	55	Jul-11	10.67	103	Jul-15	10.68
8	Aug-07	9.57	56	Aug-11	10.67	104	Aug-15	10.68
9	Sep-07	9.53	57	Sep-11	10.67	105	Sep-15	10.68
10	Oct-07	9.72	58	Oct-11	10.67	106	Oct-15	10.68
11	Nov-07	9.69	59	Nov-11	10.67	107	Nov-15	10.68
12	Dec-07	9.65	60	Dec-11	10.67	108	Dec-15	10.68
13	Jan-08	10.01	61	Jan-12	10.67	109	Jan-16	10.68
14	Feb-08	9.98	62	Feb-12	10.67	110	Feb-16	10.68
15	Mar-08	9.96	63	Mar-12	10.67	111	Mar-16	10.68
16	Apr-08	10.08	64	Apr-12	10.67	112	Apr-16	10.68
17	May-08	10.06	65	May-12	10.67	113	May-16	10.68
18	Jun-08	10.03	66	Jun-12	10.67	114	Jun-16	10.69
19	Jul-08	10.66	67	Jul-12	10.67	115	Jul-16	10.69
20	Aug-08	10.66	68	Aug-12	10.67	116	Aug-16	10.69
21	Sep-08	10.66	69	Sep-12	10.67	117	Sep-16	10.69
22	Oct-08	10.66	70	Oct-12	10.67	118	Oct-16	10.69
23	Nov-08	10.66	71	Nov-12	10.67	119	Nov-16	10.69
24	Dec-08	10.66	72	Dec-12	10.67	120	Dec-16	10.69
25	Jan-09	10.66	73	Jan-13	10.67
26	Feb-09	10.66	74	Feb-13	10.67
27	Mar-09	10.66	75	Mar-13	10.67
28	Apr-09	10.66	76	Apr-13	10.67
29	May-09	10.66	77	May-13	10.67
30	Jun-09	10.66	78	Jun-13	10.67
31	Jul-09	10.66	79	Jul-13	10.67
32	Aug-09	10.66	80	Aug-13	10.67
33	Sep-09	10.66	81	Sep-13	10.68
34	Oct-09	10.67	82	Oct-13	10.68
35	Nov-09	10.67	83	Nov-13	10.68
36	Dec-09	10.67	84	Dec-13	10.68
37	Jan-10	10.67	85	Jan-14	10.68
38	Feb-10	10.67	86	Feb-14	10.68
39	Mar-10	10.67	87	Mar-14	10.68
40	Apr-10	10.67	88	Apr-14	10.68
41	May-10	10.67	89	May-14	10.68
42	Jun-10	10.67	90	Jun-14	10.68
43	Jul-10	10.67	91	Jul-14	10.68
44	Aug-10	10.67	92	Aug-14	10.68
45	Sep-10	10.67	93	Sep-14	10.68
46	Oct-10	10.67	94	Oct-14	10.68
47	Nov-10	10.67	95	Nov-14	10.68
48	Dec-10	10.67	96	Dec-14	10.68

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) 1-Month LIBOR increases in accordance with the LIBOR Forward Curves as of the close on December 7, 2006, (ii) day count convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)
1	Jan-07	1.59	49	Jan-11	5.49	97	Jan-15	5.73
2	Feb-07	2.44	50	Feb-11	5.51	98	Feb-15	5.79
3	Mar-07	2.86	51	Mar-11	5.93	99	Mar-15	6.28
4	Apr-07	3.56	52	Apr-11	5.50	100	Apr-15	5.88
5	May-07	3.65	53	May-11	5.64	101	May-15	6.08
6	Jun-07	3.44	54	Jun-11	5.49	102	Jun-15	5.98
7	Jul-07	4.59	55	Jul-11	5.63	103	Jul-15	6.18
8	Aug-07	4.42	56	Aug-11	5.49	104	Aug-15	6.07
9	Sep-07	4.40	57	Sep-11	5.49	105	Sep-15	6.12
10	Oct-07	4.76	58	Oct-11	5.63	106	Oct-15	6.31
11	Nov-07	4.59	59	Nov-11	5.48	107	Nov-15	6.22
12	Dec-07	4.72	60	Dec-11	5.63	108	Dec-15	6.41
13	Jan-08	4.93	61	Jan-12	5.47	109	Jan-16	6.32
14	Feb-08	4.94	62	Feb-12	5.49	110	Feb-16	6.38
15	Mar-08	5.22	63	Mar-12	5.77	111	Mar-16	6.71
16	Apr-08	5.06	64	Apr-12	5.48	112	Apr-16	6.50
17	May-08	5.19	65	May-12	5.62	113	May-16	6.70
18	Jun-08	5.04	66	Jun-12	5.24	114	Jun-16	6.63
19	Jul-08	5.82	67	Jul-12	5.38	115	Jul-16	6.83
20	Aug-08	5.69	68	Aug-12	5.23	116	Aug-16	6.77
21	Sep-08	5.70	69	Sep-12	5.23	117	Sep-16	6.84
22	Oct-08	5.84	70	Oct-12	5.38	118	Oct-16	7.04
23	Nov-08	5.72	71	Nov-12	5.22	119	Nov-16	6.99
24	Dec-08	5.84	72	Dec-12	5.37	120	Dec-16	7.17
25	Jan-09	5.69	73	Jan-13	5.21
26	Feb-09	5.69	74	Feb-13	5.21
27	Mar-09	6.07	75	Mar-13	5.66
28	Apr-09	5.69	76	Apr-13	5.21
29	May-09	5.82	77	May-13	5.35
30	Jun-09	5.69	78	Jun-13	5.20
31	Jul-09	5.82	79	Jul-13	5.35
32	Aug-09	5.70	80	Aug-13	5.22
33	Sep-09	5.70	81	Sep-13	5.24
34	Oct-09	5.82	82	Oct-13	5.41
35	Nov-09	5.70	83	Nov-13	5.29
36	Dec-09	5.82	84	Dec-13	5.46
37	Jan-10	5.70	85	Jan-14	5.33
38	Feb-10	5.52	86	Feb-14	5.36
39	Mar-10	5.70	87	Mar-14	5.84
40	Apr-10	5.37	88	Apr-14	5.42
41	May-10	5.55	89	May-14	5.60
42	Jun-10	5.46	90	Jun-14	5.48
43	Jul-10	5.63	91	Jul-14	5.67
44	Aug-10	5.50	92	Aug-14	5.55
45	Sep-10	5.50	93	Sep-14	5.59
46	Oct-10	5.64	94	Oct-14	5.77
47	Nov-10	5.50	95	Nov-14	5.66
48	Dec-10	5.65	96	Dec-14	5.85

Prepayment Table for the Class I-A Certificates and Class I-M Certificates

The assumptions for the Prepayment table below are as follows:

• Run to maturity

• Assumes that the 25th of each month is a business day

• Static LIBOR

Class I-A-1	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	3.67	2.40	1.32	1.02	0.83	0.69
First Prin Pay	1	1	1	1	1	1
Last Prin Pay	257	177	145	28	22	18

Class I-M-1	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	8.13	5.76	6.43	4.99	3.91	3.12
First Prin Pay	43	42	52	40	32	25
Last Prin Pay	230	175	138	110	86	68

Class I-M-2	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	8.10	5.63	4.93	3.77	2.97	2.38
First Prin Pay	43	41	49	38	30	24
Last Prin Pay	208	163	118	90	70	56

Class I-M-3	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	8.07	5.58	4.68	3.58	2.82	2.26
First Prin Pay	43	39	44	34	27	21
Last Prin Pay	202	159	115	87	68	54

Class I-M-4	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	8.03	5.52	4.50	3.44	2.71	2.17
First Prin Pay	43	39	42	33	26	21
Last Prin Pay	185	147	106	81	63	50

Class I-M-5	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	8.00	5.49	4.42	3.38	2.66	2.13
First Prin Pay	43	38	41	32	25	20
Last Prin Pay	177	141	102	77	61	48

Class I-M-6	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	8.00	5.44	4.35	3.31	2.62	2.11
First Prin Pay	43	38	40	31	24	20
Last Prin Pay	175	134	97	74	58	46

Class I-M-7	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	8.00	5.40	4.27	3.26	2.57	2.07
First Prin Pay	43	38	39	30	24	19
Last Prin Pay	175	128	92	70	55	44

Prepayment Table for the Class I-A Certificates and Class I-M Certificates

The assumptions for the Prepayment table below are as follows:

• Run to call; 10% clean-up call is exercised on the first date possible

• Assumes that the 25th of each month is a business day

• Static LIBOR

Class I-A-1	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	3.48	2.23	1.31	1.02	0.83	0.69
First Prin Pay	1	1	1	1	1	1
Last Prin Pay	137	90	65	28	22	18

Class I-M-1	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	7.54	5.21	5.22	3.96	3.14	2.51
First Prin Pay	43	42	52	40	32	25
Last Prin Pay	137	90	65	49	39	31

Class I-M-2	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	7.54	5.10	4.55	3.48	2.74	2.20
First Prin Pay	43	41	49	38	30	24
Last Prin Pay	137	90	65	49	39	31

Class I-M-3	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	7.54	5.07	4.32	3.30	2.61	2.09
First Prin Pay	43	39	44	34	27	21
Last Prin Pay	137	90	65	49	39	31

Class I-M-4	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	7.54	5.05	4.16	3.18	2.51	2.02
First Prin Pay	43	39	42	33	26	21
Last Prin Pay	137	90	65	49	39	31

Class I-M-5	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	7.54	5.04	4.09	3.13	2.47	1.98
First Prin Pay	43	38	41	32	25	20
Last Prin Pay	137	90	65	49	39	31

Class I-M-6	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	7.54	5.03	4.05	3.08	2.45	1.97
First Prin Pay	43	38	40	31	24	20
Last Prin Pay	137	90	65	49	39	31

Class I-M-7	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	7.54	5.03	4.01	3.06	2.42	1.94
First Prin Pay	43	38	39	30	24	19
Last Prin Pay	137	90	65	49	39	31

Swap Agreement. Beginning with the payment in April 2007, this transaction will contain a swap agreement with an initial notional amount of approximately $248,313,049. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the Supplemental Interest Trust shall be obligated to pay an amount equal to a per annum rate of [4.90]% (on a actual/360 basis) on the scheduled notional amount to the Swap Provider and the Supplemental Interest Trust will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on an actual/360 basis) on the scheduled notional amount from the Swap Provider. Only the net amount of the two obligations above will be paid by the appropriate party.

Swap Schedule
Period	Distribution Date	Notional Amount ($)	Period	Distribution Date	Notional Amount ($)
1	Jan-07	0	38	Feb-10	31,125,614
2	Feb-07	0	39	Mar-10	29,360,849
3	Mar-07	0	40	Apr-10	27,695,980
4	Apr-07	248,313,049	41	May-10	26,125,360
5	May-07	232,397,331	42	Jun-10	24,643,661
6	Jun-07	217,380,439	43	Jul-10	23,245,856
7	Jul-07	203,211,661	44	Aug-10	21,927,201
8	Aug-07	189,843,146	45	Sep-10	20,683,220
9	Sep-07	177,229,738	46	Oct-10	19,509,692
10	Oct-07	165,328,828	47	Nov-10	18,402,631
11	Nov-07	154,100,211	48	Dec-10	17,358,279
12	Dec-07	143,505,946	49	Jan-11	16,373,088
13	Jan-08	133,510,233	50	Feb-11	15,443,713
14	Feb-08	124,079,291	51	Mar-11	14,566,878
15	Mar-08	115,181,242	52	Apr-11	13,739,754
16	Apr-08	106,786,007	53	May-11	12,959,161
17	May-08	98,865,204	54	Jun-11	12,222,829
18	Jun-08	91,392,050	55	Jul-11	11,528,252
19	Jul-08	84,341,274	56	Aug-11	10,873,065
20	Aug-08	77,689,030	57	Sep-11	10,255,032
21	Sep-08	71,412,816	58	Oct-11	9,671,970
22	Oct-08	65,491,401	59	Nov-11	9,121,926
23	Nov-08	60,502,000	60	Dec-11	8,603,095
24	Dec-08	60,502,000	61	Jan-12	0
25	Jan-09	60,502,000
26	Feb-09	60,502,000
27	Mar-09	59,128,844
28	Apr-09	55,779,737
29	May-09	52,620,051
30	Jun-09	49,639,084
31	Jul-09	46,826,741
32	Aug-09	44,173,494
33	Sep-09	41,670,354
34	Oct-09	39,308,841
35	Nov-09	37,080,951
36	Dec-09	34,979,132
37	Jan-10	32,996,261

Yield Maintenance Agreement. Beginning with the payment in April 2007, this transaction will contain a yield maintenance agreement with an initial notional amount of approximately $28,219,395. Under the yield maintenance agreement, on each Distribution Date prior to the termination of the yield maintenance agreement, the trust will be entitled to receive from the Cap Provider an amount equal to a per annum rate of the excess, if any, of (i) one-month LIBOR (on an actual/360 basis) over (ii) 5.50%, on the lesser of (a) the cap notional amount and (b) the aggregate class certificate balance of the LIBOR Certificates less the swap notional from the Cap Provider.

Cap Schedule
Period	Distribution Date	Notional Amount ($)	Period	Distribution Date	Notional Amount ($)
1	Jan-07	0	38	Feb-10	29,936,567
2	Feb-07	0	39	Mar-10	31,701,333
3	Mar-07	0	40	Apr-10	33,366,202
4	Apr-07	28,219,395	41	May-10	34,936,822
5	May-07	34,850,853	42	Jun-10	36,418,521
6	Jun-07	40,252,190	43	Jul-10	37,468,673
7	Jul-07	44,508,729	44	Aug-10	36,609,250
8	Aug-07	47,941,812	45	Sep-10	35,752,941
9	Sep-07	50,895,991	46	Oct-10	34,901,200
10	Oct-07	53,467,933	47	Nov-10	34,055,339
11	Nov-07	55,698,904	48	Dec-10	33,216,543
12	Dec-07	57,615,630	49	Jan-11	32,385,873
13	Jan-08	59,242,695	50	Feb-11	31,564,280
14	Feb-08	60,602,912	51	Mar-11	30,752,380
15	Mar-08	61,717,577	52	Apr-11	29,951,202
16	Apr-08	62,606,563	53	May-11	29,160,628
17	May-08	63,288,411	54	Jun-11	28,382,005
18	Jun-08	63,780,408	55	Jul-11	27,615,836
19	Jul-08	64,098,667	56	Aug-11	26,862,551
20	Aug-08	64,258,203	57	Sep-11	26,122,500
21	Sep-08	64,272,995	58	Oct-11	25,395,775
22	Oct-08	64,156,059	59	Nov-11	24,682,692
23	Nov-08	63,322,251	60	Dec-11	23,983,639
24	Dec-08	57,706,541	61	Jan-12	0
25	Jan-09	52,290,955
26	Feb-09	47,068,380
27	Mar-09	43,405,113
28	Apr-09	41,897,330
29	May-09	40,373,279
30	Jun-09	38,837,505
31	Jul-09	37,294,166
32	Aug-09	35,747,063
33	Sep-09	34,199,661
34	Oct-09	32,655,115
35	Nov-09	31,116,287
36	Dec-09	29,585,774
37	Jan-10	28,065,920

Selected Mortgage Loan Data(1)(2)

The Mortgage Loans - All Collateral

Scheduled Principal Balance:	$339,904,199
Number of Mortgage Loans:	6,315
Average Scheduled Principal Balance:	$53,825
Weighted Average Gross Coupon:	11.169%
Weighted Average Net Coupon: (3)	10.659%
Weighted Average Current FICO Score:	693
Weighted Average Original LTV Ratio:	19.528%
Weighted Average Combined Original LTV Ratio:	95.803%
Weighted Average Stated Remaining Term (months):	262
Weighted Average Seasoning (months):	5

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2) Totals throughout this section may not add due to rounding.
(3) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Expense Fee Rate.

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
$25,000 & Below	961	$18,909,541	5.56%	11.215%	694	$19,677	94.21%	37.34%	59.22%
$25,001 - $50,000	2,744	100,579,889	29.59	11.228	693	36,654	96.55	29.12	76.34
$50,001 - $75,000	1,408	86,127,527	25.34	11.167	690	61,170	96.64	18.99	84.25
$75,001 - $100,000	694	59,727,989	17.57	11.051	695	86,063	96.26	18.41	86.13
$100,001 - $125,000	247	27,764,293	8.17	11.439	696	112,406	97.39	15.44	86.78
$125,001 - $150,000	110	15,095,791	4.44	11.027	696	137,234	95.58	16.38	91.72
$150,001 - $200,000	101	17,702,838	5.21	11.178	699	175,276	93.41	15.81	88.72
$200,001 & Above	50	13,996,331	4.12	10.818	692	279,927	85.67	14.99	91.24
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Current Rate

Current Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
7.49% & Below	119	$6,264,274	1.84%	6.948%	730	$52,641	86.04%	79.38%	95.35%
7.50 - 7.99%	135	7,226,794	2.13	7.753	720	53,532	87.48	63.63	92.66
8.00 - 8.49%	193	10,064,860	2.96	8.197	723	52,150	92.94	68.36	97.56
8.50 - 8.99%	342	18,454,887	5.43	8.752	714	53,962	91.35	53.76	92.59
9.00 - 9.49%	307	17,018,401	5.01	9.201	709	55,435	92.82	37.67	91.73
9.50 - 9.99%	573	26,933,735	7.92	9.770	701	47,005	94.46	27.44	86.31
10.00 - 10.49%	409	23,361,442	6.87	10.211	704	57,118	95.89	25.37	90.51
10.50 - 10.99%	669	38,239,490	11.25	10.716	696	57,159	95.96	20.75	88.75
11.00 - 11.99%	1,312	74,816,806	22.01	11.576	691	57,025	97.28	12.11	84.92
12.00 - 12.49%	600	33,963,503	9.99	12.179	680	56,606	97.69	10.57	83.44
12.50 - 12.99%	818	43,749,612	12.87	12.648	671	53,484	96.89	12.02	83.19
13.00 - 13.49%	214	10,198,320	3.00	13.178	670	47,656	97.98	14.95	67.61
13.50% & Above	624	29,612,075	8.71	14.096	692	47,455	98.06	6.36	32.85
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Original Credit Score

Original Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
760 & Above	646	$32,598,529	9.59%	10.373%	779	$50,462	95.83%	37.03%	67.25%
740 - 759	480	25,838,821	7.60	10.613	749	53,831	96.38	25.96	72.45
720 - 739	642	36,218,569	10.66	10.692	729	56,415	96.78	21.12	74.70
700 - 719	742	40,761,563	11.99	10.907	709	54,935	96.38	16.36	74.99
680 - 699	1,076	59,921,931	17.63	11.217	689	55,690	96.81	15.17	78.52
660 - 679	1,173	64,675,310	19.03	11.349	669	55,137	95.08	19.92	87.99
640 - 659	851	44,431,148	13.07	11.654	649	52,211	94.48	22.21	94.32
620 - 639	587	30,192,553	8.88	12.038	630	51,435	94.86	30.90	96.15
619 & Below	118	5,265,775	1.55	12.316	605	44,625	95.79	20.61	99.65
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
1	4	$264,092	0.08%	8.508%	716	$66,023	40.26%	0.00%	62.80%
2	6,311	339,640,107	99.92	11.171	693	53,817	95.85	22.19	81.92
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Combined Original LTV

Combined Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
60.0000% & Below	37	$2,607,657	0.77%	8.925%	693	$70,477	50.35%	32.04%	90.52%
60.0001 - 70.0000%	40	3,504,277	1.03	9.315	680	87,607	65.76	27.78	86.40
70.0001 - 80.0000%	178	13,088,631	3.85	9.554	682	73,532	76.60	22.83	76.07
80.0001 - 85.0000%	140	8,742,368	2.57	10.407	683	62,445	83.46	20.88	77.23
85.0001 - 90.0000%	888	40,870,891	12.02	10.652	690	46,026	89.45	20.74	75.01
90.0001 - 95.0000%	957	46,069,895	13.55	11.261	697	48,140	94.60	25.02	70.85
95.0001 - 100.0000%	4,075	225,020,479	66.20	11.423	694	55,220	99.79	21.66	85.78
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10.00% & Below	847	$32,004,502	9.42%	10.902%	684	$37,786	89.94%	16.97%	86.09%
10.01 - 15.00%	876	40,593,129	11.94	10.879	693	46,339	90.88	22.64	73.83
15.01 - 20.00%	3,531	194,224,264	57.14	11.244	696	55,005	98.33	21.62	84.50
20.01 - 25.00%	675	42,106,989	12.39	11.415	693	62,381	95.24	21.82	78.25
25.01 - 30.00%	249	18,260,619	5.37	11.423	690	73,336	94.11	25.48	70.23
30.01% & Above	137	12,714,696	3.74	10.445	688	92,808	92.06	38.57	86.42
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
SIVA	2,179	$120,844,912	35.55%	11.302%	685	$55,459	95.81%	0.00%	82.87%
Full/Alt Doc	1,659	75,356,290	22.17	9.961	698	45,423	95.45	100.00	84.99
No Ratio	1,216	73,533,519	21.63	11.737	697	60,472	97.03	0.00	80.42
No Doc	618	36,481,531	10.73	11.755	699	59,032	92.67	0.00	83.89
SISA	643	33,687,948	9.91	11.520	699	52,392	97.30	0.00	72.66
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Purchase	4,514	$239,159,399	70.36%	11.307%	700	$52,982	98.17%	18.44%	78.05%
Cashout Refi	1,371	77,995,743	22.95	10.855	676	56,890	89.90	31.70	90.95
Rate/Term Refi	430	22,749,058	6.69	10.801	679	52,905	91.20	28.72	91.48
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Owner Occupied	4,876	$278,407,344	81.91%	10.916%	688	$57,097	96.00%	23.00%	100.00%
Investor	1,082	44,771,178	13.17	12.574	717	41,378	94.56	19.19	0.00
Second Home	357	16,725,677	4.92	11.628	711	46,851	95.92	16.26	0.00
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Single Family	3,635	$191,634,330	56.38%	11.080%	690	$52,719	95.10%	23.69%	85.27%
PUD	1,876	105,902,013	31.16	11.183	696	56,451	97.32	20.51	81.00
Condo	488	23,130,202	6.80	11.208	697	47,398	96.24	23.48	77.04
2-4 Family	316	19,237,655	5.66	11.931	704	60,879	93.93	14.59	59.27
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
CA	947	$73,963,669	21.76%	11.066%	692	$78,103	95.54%	10.32%	92.13%
FL	667	35,069,670	10.32	11.550	697	52,578	95.90	15.97	75.37
GA	446	19,155,066	5.64	11.378	694	42,949	96.71	27.20	71.62
TX	530	18,337,148	5.39	10.368	705	34,598	96.02	29.74	66.98
AZ	311	17,949,021	5.28	11.487	697	57,714	96.26	24.13	74.29
VA	232	16,790,719	4.94	11.276	691	72,374	96.36	19.51	88.23
MD	184	13,229,766	3.89	11.163	691	71,901	94.79	27.07	83.33
NV	210	12,592,082	3.70	11.187	698	59,962	96.95	18.12	80.49
NY	174	11,372,340	3.35	10.907	702	65,358	95.59	20.29	90.12
IL	219	11,327,948	3.33	11.218	698	51,726	95.80	15.78	82.35
Other	2,395	110,116,769	32.40	11.167	689	45,978	95.61	30.78	80.77
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Zip

Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
92582	34	$2,577,189	0.76%	10.664%	688	$75,800	99.37%	7.53%	100.00%
92555	31	2,292,586	0.67	10.323	694	73,954	98.68	5.27	100.00
92571	25	1,960,976	0.58	10.555	712	78,439	99.16	0.00	100.00
94561	17	1,595,158	0.47	10.377	703	93,833	97.69	5.23	100.00
93535	21	1,440,637	0.42	10.964	702	68,602	99.56	4.87	91.30
95209	17	1,404,178	0.41	10.711	695	82,599	97.94	0.00	100.00
92203	16	1,162,697	0.34	10.149	704	72,669	99.15	14.82	83.34
95219	14	1,145,989	0.34	10.135	700	81,856	99.59	29.19	100.00
92249	17	1,129,220	0.33	10.696	690	66,425	99.81	6.99	100.00
94513	6	1,099,037	0.32	10.118	707	183,173	98.87	22.19	100.00
Other	6,117	324,096,533	95.35	11.202	693	52,983	95.65	22.85	81.12
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
1 - 180	3,140	$170,391,658	50.13%	10.766%	692	$54,265	95.21%	27.13%	84.64%
181 - 240	48	2,293,294	0.67	9.118	719	47,777	86.56	72.11	94.23
241 - 360	3,127	167,219,247	49.20	11.609	694	53,476	96.53	16.43	78.96
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10 Yr Fixed	3	$242,798	0.07%	8.035%	734	$80,933	72.87%	79.05%	90.00%
15 Yr Fixed	249	11,213,481	3.30	10.116	686	45,034	88.02	38.06	86.62
15 Yr Fixed IO	7	492,398	0.14	12.633	686	70,343	99.04	0.00	90.66
20 Yr Fixed	47	2,263,844	0.67	9.083	720	48,167	86.38	73.05	95.46
20 Yr Fixed IO	1	29,450	0.01	11.825	701	29,450	99.97	0.00	0.00
25 Yr Fixed	13	1,032,652	0.30	9.552	693	79,435	89.09	66.21	85.18
25 Yr Fixed IO	190	11,641,431	3.42	10.274	713	61,271	94.61	29.85	77.54
30 Yr Fixed	2,789	145,951,554	42.94	11.707	692	52,331	96.61	15.34	78.62
30 Yr Fixed IO	135	8,593,610	2.53	11.997	706	63,656	98.72	10.86	85.87
5 Yr Fixed	1	20,106	0.01	7.999	673	20,106	59.15	100.00	100.00
Fixed Balloon 30/15	2,875	157,913,444	46.46	10.809	692	54,926	95.74	26.43	84.44
Fixed Balloon 30/15 IO	5	509,430	0.15	11.153	722	101,886	98.10	0.00	93.66
Total:	6,315	$339,904,199	100.00%	11.169%	693	$53,825	95.80%	22.17%	81.91%